Exhibit 4 (b)

                        COMPUTER TASK GROUP, INCORPORATED

                   AGREEMENT UNDER THE 1991 STOCK OPTION PLAN

OPTION NO.:

OPTIONEE:

NUMBER OF SHARES:

DATE OF GRANT:

OPTION PRICE PER SHARE:

ISO: _____    NQSO:  _____

         This Agreement is by and between Computer Task Group, Incorporated (the "Company") and the employee named above (the "Optionee").

                                   WITNESSETH:

         WHEREAS, on April 24, 1991, the shareholders of the Company approved the Computer Task Group, Incorporated 1991 Employee Stock Option Plan (the "Plan") and authorized the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Company to grant to certain individuals, from time to time within a period of ten (10) years after such date, options to purchase shares of the Company's common stock, par value $.01, (the "Option Shares"), such options to be granted to such persons, in such amounts and under such form of agreement as the Committee shall determine; and

         WHEREAS, the Committee has approved this form of Stock Option Agreement (the "Agreement") and has determined that an option (the "Option") to purchase Option Shares shall be granted to the Optionee;

         NOW, THEREFORE, subject to the terms and conditions set forth in the Plan and in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

         1. GRANT OF OPTION. The Committee does hereby grant to the Optionee the Option to purchase from the Company up to, but not exceeding in the aggregate, the number of Option Shares at the Option Price Per Share indicated in the caption to this Agreement. The Option granted hereby shall be either an incentive stock option ("ISO") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or a nonqualified stock option ("NQSO"), as indicated in the caption to this Agreement.

         2. EXPIRATION OF OPTION. Unless exercised or terminated earlier in accordance with the provisions of the Plan, a copy of which the Optionee hereby acknowledges receiving, or this Agreement, this Option and any installments thereof shall expire at 5:00 p.m. local time on the date(s) set forth in paragraph 3 hereof. For purposes of this Agreement, the term "local time" shall mean the time in effect at the Company's headquarters located in Buffalo, New York.

         3. WHEN OPTION EXERCISABLE. Except as otherwise set forth herein, this Option shall be exercisable by the Optionee in installments in accordance with the following:

                 (a) INCENTIVE STOCK OPTIONS. If the Option granted herein is identified in the caption to this Agreement as being an ISO, then commencing on the first annual anniversary date of the Date of Grant set forth above, the Optionee shall have the right to exercise this ISO with respect to the purchase of up to 25% of the Option Shares. On each of the three (3) consecutive subsequent annual anniversary dates of the Date of Grant, the Optionee shall have the right to exercise this ISO with respect to the purchase of up to an additional 25% of the Option Shares each year. Once an installment becomes exercisable, the Optionee may exercise such ISO as to such installment at any time for a period of six (6) calendar years from the date such installment first becomes exercisable. In no event shall the expiration date of this ISO be later than the day preceding the tenth (10th) annual anniversary of the Date of Grant.

                 (b) NONQUALIFIED STOCK OPTIONS. If the Option granted herein is identified in the caption to this Agreement as being a NQSO, then commencing on the first annual anniversary date of the Date of Grant set forth above, the Optionee shall have the right to exercise this NQSO with respect to the purchase of up to 20% of the Option Shares. On each of the four (4) consecutive subsequent annual anniversary dates of the Date of Grant, the Optionee shall have the right to exercise this NQSO with respect to the purchase of up to an additional 20% of the Option Shares each year. Once an installment becomes exercisable, the Optionee may exercise such NQSO as to such installment at any time prior to the expiration of such NQSO. In no event shall the expiration date of this Option be later than the day preceding the fifteenth (15th) annual anniversary of the Date of Grant.

         4. TERMINATION OF OPTION. Notwithstanding anything herein to the contrary, this Option shall terminate and all rights of the Optionee hereunder shall cease upon the occurrence of any one or more of the following:

                 (a) TERMINATION BY REASON OF DEATH. Upon the death of the Optionee while employed by the Company or its Subsidiaries, this Option shall be exercisable by the Optionee's legal representatives or beneficiaries only with respect to those Option Shares which were immediately purchasable by the Optionee through the exercise of this Option on the date of his or her death. Such Option shall expire at 5:00 p.m. local time upon the sooner of (i) twelve
(12) months after the date of the Optionee's death or (ii) the expiration date otherwise set forth in such Option.

                 (b) TERMINATION BY REASON OF DISABILITY. If the Committee shall determine that the Optionee has suffered a Disability (as defined in the Plan) while employed by the Company or its Subsidiaries, each Option held by the Optionee shall, to the extent exercisable on the date the Committee has determined that the Optionee has suffered a Disability, continue to be exercisable until the sooner of (i) eighty-nine days after the date of such determination or (ii) the date of termination set forth in the grant of such Option.

                 (c) TERMINATION WITH CAUSE. If during the time in which an Option is exercisable by the Optionee (i) the Optionee, without the prior written consent of the Committee (A) discloses any confidential information regarding the Company or its Subsidiaries to anyone outside the Company or uses such information other than in connection with services rendered to or on behalf of the Company, (B) renders services for any entity or otherwise engages in any business activity, directly or indirectly, which in the sole judgment of the Committee is or becomes competitive with the Company or which is or becomes otherwise in conflict with the interests of the Company, or (C) violates the terms of any nonsolicitation and nondisclosure agreement between the Optionee and the Company, or (ii) the Optionee's employment with the Company or a Subsidiary terminates With Cause (as defined in the Plan), then each such Option shall immediately terminate and be forfeited.

                 (d) TERMINATION WITHOUT CAUSE. If the Optionee shall cease to be employed by the Company or its Subsidiaries for any reason other than as set forth in this paragraph 4, each Option held by the Optionee shall, to the extent exercisable on such date of termination, continue to be exercisable until the sooner of (i) eighty-nine days after the date of termination of employment or
(ii) the date of termination set forth in the grant of such Option.

         Whether and to what extent a leave of absence granted by the Company or its Subsidiaries or an absence due to or on account of military or government service shall constitute termination or interruption of continuous employment of the Optionee shall be determined from time to time by the Committee, which determination shall be final and binding on both the Optionee and the Company. Such determination shall be given to the Optionee prior to granting of the leave of absence, otherwise, it shall be deemed that the chain of continuous employment was broken.

         5. OPTION NOT ASSIGNABLE. This Option shall not be transferable other than by will or the laws of descent and distribution of the domicile of the Optionee on the date of his or her death or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules hereunder. Except as set forth herein, the Option may not be transferred, assigned, pledged or hypothecated by the Optionee in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process.

         6. EXERCISE OF OPTION. This Option may be exercised by presenting a written notice to the Company that the Option is exercised. The form of such notice shall be provided by the Company. Such notice shall identify this Option, state the number of Option Shares as to which the Option is exercised and be signed by the Optionee. Payment in full for the Option Shares shall accompany the notice of exercise. Such payment shall be in the form approved by the Committee in accordance with the Plan. The representation required by paragraph 9 hereof, if required, shall also accompany the notice of exercise. If the Optionee is deceased or incompetent, the notice of exercise shall be signed by the Optionee's legal representatives or beneficiaries (in the case of death), and shall be accompanied by evidence satisfactory to the Company of the right of such person or persons to exercise this Option. The Optionee shall have none of the rights of a shareholder until this Option is exercised and the Option Shares have been issued to the Optionee, and then only as to Option Shares so issued and owned by the Optionee.

         7. ADJUSTMENTS. In the event that at any time the Company enters into a transaction described in Article IX of the Plan which in the sole judgment of the Committee requires action to adjust the terms of outstanding options, the Committee may take such action to preserve the Optionee's rights substantially proportionate to the rights existing prior to such event.

         8. CONTINUED EMPLOYMENT. Nothing in the Plan or this Agreement shall be deemed to confer on the Optionee the right to continue in the employ of the Company or its Subsidiaries or affect the right of the Company or its Subsidiaries to terminate the employment of the Optionee with or without cause.

         9. COMPLIANCE WITH LEGAL REQUIREMENTS. If at the time of exercise of this Option there is not in effect as to the Option Shares thereby being purchased a registration statement under the Securities Act of 1933, as amended (the "Act"), then the exercise of this Option shall be effective only upon receipt by the Company from the Optionee or his or her legal representatives or beneficiaries of a representation that the Option Shares are being purchased pursuant to an exemption from the registration requirements of such Act. The Company may request an opinion of its counsel as to whether registration of the Option Shares being purchased is required under the Act or under applicable state statutes, and regulations hereunder. If counsel is of the opinion that such registration is not required, the Company shall issue the Option Shares forthwith. The Optionee acknowledges that the certificates for such Option Shares may contain an appropriate legend to reflect that such shares are not registered under the Act and that transfer of such shares may be restricted. The Optionee further acknowledges that appropriate stop transfer orders to the same effect may be maintained against such Option Shares. If counsel is of the opinion that such registration is required, the Company shall not be required to issue the Option Shares until they have been so registered. The Company shall be under no obligation to register the Option Shares. The Company shall not be liable for its failure to issue any such Option Shares as to which such opinion of counsel cannot be obtained within the period specified for the exercise of the option, or as to which such registration is required in the opinion of counsel. In the event Option Shares are at the time of the exercise of this Option not listed on a stock exchange, the exercise of this Option shall be contingent upon completion of the necessary steps to list upon such stock exchange the Option Shares then being purchased.

         10. AMENDMENT OR TERMINATION. The Committee may, from time to time, amend, suspend, or terminate the Plan or any provision thereof as set forth in the Plan.

         11. ADDITIONAL POWERS OF THE COMMITTEE. The Committee may construe this Agreement and may correct any defect, supply any omission or reconcile any inconsistency herein or in the Plan in the manner and to the extent it shall so determine. The Committee shall determine any dispute or disagreement which may arise under or as a result of or pursuant to this Agreement. All decisions of the Committee under this or any other provision of this Agreement or of the Plan shall be final, binding and conclusive on the Optionee.

         12. NEW YORK LAW TO GOVERN. This Agreement has been made in and shall be construed in accordance with the laws of the State of New York. The obligation of the Company to issue or transfer and deliver Shares for Options exercised pursuant to the Plan and this Agreement shall be subject to all laws, regulations and rules which are in effect from time to time and promulgated by applicable governmental entities and stock exchanges on which the Shares are listed and traded.

         13. NOTIFICATION OF SALE. The Optionee shall immediately notify the Company in writing of any disposition and the amount realized thereon to the extent the Optionee disposes of the Shares acquired upon the exercise of the Option subject to this Agreement (i) within two (2) years after the Date of Grant of this Option under which the Shares were acquired or (ii) within one (1) year after the transfer of such Shares to the Optionee.

         IN WITNESS WHEREOF, the Committee has caused this Option to be executed by a duly authorized officer of the Company.

                                        COMPUTER TASK GROUP, INCORPORATED

                                        BY:  ____________________________

                                        NAME:  Gale S. Fitzgerald

                                        TITLE:     Chairman and
                                                   Chief Executive Officer

         I hereby acknowledge that I have received a copy of the Plan and that I am bound by the terms and conditions set forth in the Plan and in this Agreement.

- ---------------------------------